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                                                                    Exhibit 10.2

                                 BELDEN CDT INC.

                        PERFORMANCE SHARE AWARD AGREEMENT

      THIS PERFORMANCE SHARE AWARD AGREEMENT (this "Agreement") is effective February 22, 2006 (the "GRANT DATE") by and between Belden CDT Inc., a Delaware corporation (the "COMPANY") and _________________________ ("GRANTEE").

      WHEREAS, the Grantee is an executive or management employee of the Company and has been selected by the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD") to receive a grant of ____________ performance share units ("PSUs") representing, subject to certain restrictions, a certain number of shares (the "SHARES") of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), such number shall be based on the attainment of performance objectives as provided below, and to enter into a Performance Share Award Agreement in the form hereof;

      NOW THEREFORE, the Company and the Grantee hereby agree as follows:

      1. GRANT OF PSUs. The Company hereby grants to the Grantee on the Grant Date ______________ PSUs. Each PSU represents the right to receive between zero
(0) and one and one-half (1.5) of a Restricted Stock Unit ("RSU"), depending on the attainment of Company performance objectives in accordance with Section 2 below. Each RSU in turn represents the right to receive one (1) Share, which RSUs shall vest and become nonforfeitable ("VEST") in accordance with Section 3 below. The Company shall hold any awarded RSUs in book-entry form. The Grantee shall have no direct or secured claim in any specific assets of the Company or the Shares of Common Stock to be issued to Grantee under Section 5(a) hereof and will have the status of a general unsecured creditor of the Company. The PSUs and RSUs are granted under the Company's 2001 Long-Term Performance Incentive Plan (the "PLAN") and shall be subject to the terms and conditions of the Plan. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan. [N.B.: MR. STROUP'S AWARD IS SUBJECT TO THE SHAREHOLDERS APPROVING AN INCREASE OF THE PLAN'S ANNUAL INDIVIDUAL LIMIT TO 400,000 AWARDS. IF SHAREHOLDERS FAIL TO APPROVE THE INCREASE, MR. STROUP WILL RECEIVE A CASH EQUIVALENT OUTSIDE THE PLAN PER HIS EMPLOYMENT AGREEMENT.]

      2. PERFORMANCE OBJECTIVES.

            (a) Award Period; Performance Objectives. The award period ("AWARD PERIOD") during which performance shall be measured is calendar year 2006. The Committee has established performance objectives for such Award Period based on the attainment of 2006 financial performance goals. The financial performance goals are those the Committee has established for the Company's 2006 annual cash incentive plan. If Company performance during the Award Period is at 100% of targeted objectives, then

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the Grantee shall be entitled to receive one (1) RSU for each PSU. If Company performance during the Award Period is at 80% of targeted objectives, then the Grantee shall be entitled to receive one-half (.5) of an RSU for each PSU. If Company performance during the Award Period is at 120% of targeted objectives, then the Grantee shall be entitled to receive one and one-half (1.5) of an RSU for each PSU. The number of RSUs shall be prorated for performance between the foregoing standards. If Company performance during the Award Period is at less than 80% of targeted objectives, then the Grantee shall not be entitled to receive any RSUs for the PSUs, and this Performance Share Award and the PSUs shall have no value and shall be deemed forfeited, cancelled and terminated. After the Award Period, the Committee shall determine the number (if any) of RSUs to be awarded for each PSU based on Company performance during the Award Period, which determination shall be final, conclusive and binding (the date on which the Committee makes such determination is the "PERFORMANCE DETERMINATION DATE", and the RSUs that are so awarded are the "AWARDED RSUs").

            (b) Death or Disability During Award Period. If prior to the Performance Determination Date and while employed by the Company the Grantee dies or becomes disabled (and leaves the Company) in accordance with any Company disability policy then in effect, then the Grantee (or, as the case may be, the person entitled by will or the applicable laws of descent and distribution) shall, after the Award Period, be entitled to receive a prorated portion of the RSUs that would otherwise (but for such death or disability) be awarded to the Grantee after the Award Period pursuant to Section 2(a) above, such prorated portion being a fraction whose numerator shall be the number of days of the Grantee's employment by the Company during the Award Period prior to such death or disability and the denominator of which shall be three hundred and sixty-five
(365). Such Awarded RSUs shall immediately Vest in full.

            (c) Other Employment Termination During Award Period. If the Grantee or the Company otherwise terminates the Grantee's employment during the Award Period, any and all PSUs shall be forfeited, cancelled and terminated upon such termination.

      3. VESTING OF AWARDED RSUs.

            (a) Generally. Subject to the acceleration of the Vesting pursuant to Section 2(b) above or Section 3(b) or (d) below, or the forfeiture and termination of the Awarded RSUs pursuant to Section 3(c) below, one-half (1/2) of the Awarded RSUs shall Vest on the first anniversary of the Performance Determination Date, and the remaining one-half (1/2) shall Vest on the second anniversary of the Performance Determination Date. All Vested Awarded RSUs shall be paid to the Grantee as provided in Section 5 hereof.

            (b) Death, Disability or Retirement. If, after the award of the Awarded RSUs and while employed by the Company, the Grantee dies or becomes disabled (and leaves the Company) in accordance with any Company disability policy then in effect or retires from employment with the Company under any Company retirement plan then in effect, then any and all unvested Awarded RSUs shall immediately Vest in full.

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            (c) Other Employment Termination. If the Grantee or the Company
otherwise terminates the Grantee's employment after the award of the Awarded RSUs, any and all Awarded RSUs that are not Vested at such time shall be forfeited, cancelled and terminated upon such termination.

            (d) Change of Control. Immediately preceding the occurrence of a Change in Control of the Company (as defined in Section 7(f) below), any and all unvested Awarded RSUs shall immediately Vest in full, subject to any deferral pursuant to an election under Section 5(b) hereof.

      4. NO TRANSFER OR ASSIGNMENT OF PSUs OR AWARDED RSUs; RESTRICTIONS ON SALE. Except as otherwise provided in this Agreement, the PSUs, the Awarded RSUs and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares underlying the Awarded RSUs are delivered to the Grantee or his designated representative. The Grantee agrees not to sell any Shares at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Grantee is an employee of the Company.

      5. DELIVERY OF SHARES.

            (a) Issuance of Shares. As of the date(s) on which the Awarded RSUs Vest, the Company shall issue to the Grantee a stock certificate (or register Shares of Common Stock in book-entry form) representing a number of Shares of Common Stock equal to the number of Awarded RSUs then vested.

            (b) Withholding Taxes. At the time Shares of Common Stock are issued to the Grantee, the Company shall satisfy the statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares from one or more of the following methods, as the Grantee elects: (i) the Company shall withhold cash compensation then accrued and payable to Grantee of such required withholding amount, (ii) the Grantee may tender a check or other payment of cash to the Company of such required withholding amount, or (iii) by withholding from Shares issuable to the Grantee hereunder having an aggregate fair market value equal to the amount of such required withholding.

      6. LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued unless and until the Company has determined that:

            (a) It and the Grantee, at Company's expense, have taken any actions required to register the Shares under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof;

            (b) Any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and

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            (c) Any other applicable provision of state or federal law has been satisfied.

      7. MISCELLANEOUS PROVISIONS.

            (a) Rights as a Stockholder. Neither the Grantee nor the Grantee's representative shall have any rights as a stockholder with respect to any Shares underlying the Awarded RSUs until the date that the Company is obligated to deliver such Shares to the Grantee or the Grantee's representative.

            (b) Dividends. Between the Performance Determination Date and the date of Vesting of the Awarded RSUs (the "ACCRUAL PERIOD"), any dividends or distributions payable with respect to the number of Shares equal to the number of Awarded RSUs held by the Grantee shall be accumulated and deferred until the Vesting of the Awarded RSUs. After such Vesting of the Awarded RSUs, the Company shall promptly distribute to the Grantee all such dividends and distributions accrued during the Accrual Period.

            (c) No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without cause.

            (d) Employment by Subsidiary, etc.. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

            (e) Anti-Dilution. In the event that any change in the outstanding Shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate changes, other than for consideration received by the Company therefor, the number of Awarded RSUs hereunder, and the number of Shares distributable pursuant to Vested Awarded RSUs, shall be appropriately adjusted by the Committee whose determination shall be conclusive, final and binding; provided, however that fractional Shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of Shares subject to Awarded RSUs and any adjustment made by the Committee shall be conclusive, final and binding.

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            (f) Change in Control. A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if any of the events set forth in any one of the following subparagraphs shall occur:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of more than 50% of either (y) the then-outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (z) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1) and (2) of subsection (iii) of this definition; or

                  (ii) individuals who, as of the date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                  (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the

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      time of the execution of the initial agreement, or of the action of the
      Board, providing for such Business Combination; or

                  (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            (g) Incorporation of Plan. The provisions of the Plan are incorporated by reference into these terms and conditions.

            (h) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

            (i) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he most recently provided to the Company.

            (j) Entire Agreement; Amendments. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Committee under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

            (k) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

            (l) Successors.

                  (i) This Agreement is personal to the Grantee and, except as otherwise provided in Section 4 above, shall not be assignable by the Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee's legal representatives.

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                  (ii) This Agreement shall inure to the benefit of and be
binding upon the Company and its successors. It shall not be assignable except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

            (m) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

            (n) Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

            (o) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     This Agreement is executed by the Company as of the date and year first written above.

                                     BELDEN CDT INC.

                                     By:_____________________________

                                     Title:__________________________

     The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the PSUs granted hereunder, and further agrees to the terms and conditions hereinabove set forth.

                                             ______________________________
                                             ____________________, Grantee

Date:___________________, 2006

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